CREDIT SUISSE FIRST BOSTON                                                                Exhibit 20    Page 1
                               Key Bank USA, N.A. Automotive Specialty Finance

                         MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                     March 1, 1999 through March 31, 1999
A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                                                               $110,005,944.94
(B) Class A Noteholders' Percentage                                                                  67.00%
(C) Original Class A Note Balance                                                           $73,703,000.00
(D) Class A Note Rate                                                                                 6.35%
(E) Class B Noteholders' Percentage                                                                  17.00%
(F) Original Class B Note Balance                                                           $18,701,000.00
(G) Class B Note Rate                                                                                 6.65%
(H) Class C Noteholders' Percentage                                                                  10.00%
(I) Original Class C Note Balance                                                           $11,000,000.00
(J) Class C Note Rate                                                                                 7.20%
(K) Class D Certificateholders' Percentage                                                            6.00%
(L) Original Class D Certificate Balance                                                     $6,601,944.94
(M) Class D Certificate Rate                                                                          0.00%
(N) Servicing Fee Rate                                                                                3.50%
(O) Original Weighted Average Coupon (WAC)                                                           20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                   54.68 months
(Q) Number of Contracts                                                                              9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                   5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                   2,200,118.90
    (iii) Initial Deposit                                                                     1,650,089.17

(S) Noteholders' Percentage                                                                          94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                              Total Trust
------------------------------------------------                                              -----------
(A) Total Portfolio Outstanding                                                             $44,354,813.50
(B) Total Portfolio Pool Factor                                                                  0.4032038
(C) Class A Note Balance                                                                    $29,391,782.88
(D) Class A Principal Factor                                                                     0.3987868
(E) Class A Interest Carryover Shortfall                                                              0.00
(F) Class A Principal Carryover Shortfall                                                             0.00
(G) Class B Note Balance                                                                     $7,457,711.77
(H) Class B Principal Factor                                                                     0.3987868
(I) Class B Interest Carryover Shortfall                                                              0.00
(J) Class B Principal Carryover Shortfall                                                             0.00
(K) Class C Note Balance                                                                     $4,386,654.71
(L) Class C Principal Factor                                                                     0.3987868
(M) Class C Interest Carryover Shortfall                                                              0.00
(N) Class C Principal Carryover Shortfall                                                             0.00
(O) Class D Certificate Balance                                                              $3,118,664.11
(P) Reserve Account Balance                                                                   4,674,299.76
(Q) Payahead Account Balance                                                                    174,821.71
(R) Aggregate Subordinated Servicing Fees to Date                                             2,554,315.37
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                               0.00
(T) Cumulative Net Losses for All Prior Periods                                              15,177,417.57
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                             19.88%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                     34.79 months
(W) Number of Contracts                                                                              5,123

C. INPUTS FROM THE MAINFRAME
----------------------------
(A) Precomputed Contracts
    (i)   Principal Payments Received                                                        $1,958,574.85
    (ii)  Interest Payments Received                                                            794,792.06
    (iii) Repurchased Loan Principal                                                                  0.00
    (iv)  Repurchased Loan Interest                                                                   0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                            0.00
(C) Amount Applied From Payahead Account                                                         46,007.91
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                             19.86%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                 33.78 months
(F) Remaining Number of Contracts                                                                    4,952
(G) Delinquent Contracts
                                                                       Contracts                 Amount
                                                                       ---------                 ------
    (i)   30-59 Days Delinquent                                          71           1.43%    $586,632.17   1.40%
    (ii)  60-89 Days Delinquent                                           0           0.00%           0.00   0.00%
    (iii) 90 Days or More Delinquent                                      0           0.00%           0.00   0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                 $175,313.65
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                    $501,572.27
    (ii)  Net Liquidation Proceeds Received During the Collection Period                        193,324.97
    (iii) Recoveries on Previously Liquidated Contracts                                         132,933.65
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                     66


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

                                 Vice-President                      04/09/99
/s/ Thomas R. Blend
------------------------------------------------                    ----------
Signature                               Title                       Date

CREDIT SUISSE FIRST BOSTON                                                       Exhibit 20         Page 2
                        Key Bank USA, N.A. Automotive Specialty Finance

                     MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                             March 1, 1999 through March 31, 1999
I. COLLECTIONS
--------------
(A) Principal Payments Received (C(A)i)                                              $1,958,574.85
(B) Interest Payments Received (C(A)ii)                                                 794,792.06
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                            326,258.62
(D) Principal on Repurchased Contracts (C(A)iii)                                              0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                0.00
                                                                                     -------------

(F) Total Collections (A+B+C+D+E)                                                    $3,079,625.53
                                                                                     -------------

(G) Total Available Amount (F)                                                       $3,079,625.53

II. DISTRIBUTIONS
-----------------
(A) Principal Payments Received (C(A)i)                                              $1,958,574.85
(B) Principal on Repurchased Contracts (C(A)iii)                                              0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                           501,572.27
                                                                                     -------------

(D) Principal Distribution Amount (A+B+C)                                            $2,460,147.12


(E) Current Servicing Fee Due                                                          $129,368.21
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                     0.00
                                                                                     -------------
(G) Total Servicing Fees Payable                                                        129,368.21
(H) Servicing Fees Paid from Collection Account                                         129,368.21
(I) Reserve Account Draw for Servicing Fees Payable                                           0.00
(J) Servicing Fee Shortfall                                                                   0.00
(K) Current Subordinated Servicing Fee                                                        0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                  2,554,315.37

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                $155,531.52
    (ii)   Class A Interest Distributable Amount                                        155,531.52
    (iii)   Class A Monthly Principal Distributable Amount                            1,648,301.90
    (iv)   Class A Principal Distributable Amount                                     1,648,301.90
                                                                                     -------------

    (v) Total Distributable Amount (i+ii)                                            $1,803,833.42
    (vi) Class A Interest Paid from Collection Account                                  155,531.52
    (vii) Reserve Account Draw for Class A Interest Payable                                  $0.00
    (viii) Class A Interest Carryover Shortfall                                              $0.00
    (ix) Class A Principal Paid from Collection Account                               1,648,301.90
    (x) Reserve Account Draw for Class A Principal Payable                                    0.00
    (xi) Class A Principal Carryover Shortfall                                                0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                 $41,328.15
    (ii)   Class B Interest Distributable Amount                                         41,328.15
    (iii)   Class B Monthly Principal Distributable Amount                              418,231.20
    (iv)   Class B Principal Distributable Amount                                       418,231.20
                                                                                     -------------

    (v) Total Distributable Amount (i+ii)                                              $459,559.35
    (vi) Class B Interest Paid from Collection Account                                   41,328.15
    (vii) Reserve Account Draw for Class B Interest Payable                                  $0.00
    (viii) Class B Interest Carryover Shortfall                                              $0.00
    (ix) Class B Principal Paid from Collection Account                                 418,231.20
    (x) Reserve Account Draw for Class B Principal Payable                                    0.00
    (xi) Class B Principal Carryover Shortfall                                                0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                 $26,319.93
    (ii)   Class C Interest Distributable Amount                                         26,319.93
    (iii)   Class C Monthly Principal Distributable Amount                              246,005.20
    (iv)   Class C Principal Distributable Amount                                       246,005.20
                                                                                     -------------

    (v) Total Distributable Amount (i+ii)                                              $272,325.13
    (vi) Class C Interest Paid from Collection Account                                   26,319.93
    (vii) Reserve Account Draw for Class C Interest Payable                                  $0.00
    (viii) Class C Interest Carryover Shortfall                                              $0.00
    (ix) Class C Principal Paid from Collection Account                                 246,005.20
    (x) Reserve Account Draw for Class C Principal Payable                                    0.00
    (xi) Class C Principal Carryover Shortfall                                                0.00

(P) Payment of Subordinated Servicing Fees
    (i)   Aggregate Subordinated Servicing Fees from Current
           and Prior Periods (II(L)                                                  $2,554,315.37
    (ii)  Subordinated Servicing Fees Paid from Collection Account                      387,424.72
    (iii)  Aggregate Subordinated Servicing Fees to Date (i-ii)                      $2,166,890.65

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                      $147,608.83
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account               0.00

CREDIT SUISSE FIRST BOSTON                                                              Exhibit 20        Page 3
                         Key Bank USA, N.A. Automotive Specialty Finance

                       MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                               March 1, 1999 through March 31, 1999
III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------

(A) Beginning Period Balance (B(Q))                                                       $174,821.71
(B) Amounts Applied to Payahead Account (C(B))                                                   0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                          46,007.91
                                                                                          -----------
(D) Ending Period Balance                                                                 $128,813.80

IV. POOL BALANCES AND PORTFOLIO INFORMATION
--------------------------------------------                    Begin. of Period       End of Period
(A) Balances and Principal Factors                              ----------------       --------------
    (i)    Total Pool Balance                                    $44,354,813.50        $41,894,666.38
    (ii)   Total Pool Factor                                          0.4032038             0.3808400
    (iii)  Receivables Balance                                    44,354,813.50         41,894,666.38
    (iv)   Prefunding Account Balance                                      0.00                  0.00
    (v)    Class A Note Balance                                  $29,391,782.88        $27,743,480.98
    (vi)   Class A Principal Factor                                   0.3987868             0.3764227
    (vii)  Class B Note Balance                                   $7,457,711.77         $7,039,480.57
    (viii) Class B Principal Factor                                   0.3987868             0.3764227
    (ix)   Class C Note Balance                                   $4,386,654.71         $4,140,649.51
    (viii) Class C Principal Factor                                   0.3987868             0.3764227
    (ix)   Class D Certificate Balance                            $3,118,664.11         $2,971,055.28

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                   19.88%                19.86%
    (ii)  Weighted Average Remaining Maturity (WAM)                       34.79 months          33.78 months
    (iii) Remaining Number of Contracts                                   5,123                 4,952



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------
(A) Beginning RA Balance (B(H))                                                         $4,674,299.76

(B) Draw for Servicing Fee (II(I))                                                               0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                  0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                  0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                  0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                  0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                   0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                   0.00

(I) Overcollateralization Amount                                                       $14,151,185.40
(J) Maximum Specified Reserve Balance                                                    4,701,414.47
(K) Specified Reserve Account Balance                                                    4,701,414.47

(L) Amount Available for Deposit to the RA                                                 414,539.43
                                                                                       --------------

(M) RA Balance Prior to Release                                                         $5,088,839.19
(N) Specified Reserve Account Balance                                                    4,701,414.47
(O) Reserve Account Release                                                                387,424.72

(P) Ending Reserve Account Balance                                                      $4,701,414.47



VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                           $175,313.65
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                       $501,572.27
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)          193,324.97
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                          132,933.65
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                  15,352,731.22

(D) Delinquent and Repossessed Contracts
                                                                     Contracts               Amount
                                                                     ---------               ------
    (i)   30-59 Days Delinquent (C(G)i)                                   71      1.43%   $586,632.17       1.40%
    (ii)  60-89 Days Delinquent (C(G)ii)                                   0      0.00%          0.00       0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                             0      0.00%          0.00       0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))              66      1.33%    580,704.03       1.39%

CREDIT SUISSE FIRST BOSTON                                                       Exhibit 20        Page 4
                           Key Bank USA, N.A. Automotive Specialty Finance

                         MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                                 March 1, 1999 through March 31, 1999

         VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
         --------------------------------------------------

         (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
             (i)   Second Preceeding Collection Period                                              16.37%
             (ii)  Preceeding Collection Period                                                     12.50%
             (iii) Current Collection Period                                                         4.74%
             (iv)  Three Month Average (Avg(i,ii,iii))                                              11.21%

         (B) Ratio of Balance of Contracts Delinquent 60 Days or More and  Balance of
                Financed Vehicles Repossessed but not Charged off to the Outstanding
                Pool Balance as of Each Collection Period.
             (i)   Second Preceeding Collection Period                                               2.43%
             (ii)  Preceeding Collection Period                                                      1.60%
             (iii) Current Collection Period                                                         1.39%
             (iv)  Three Month Average (Avg(i,ii,iii))                                               1.80%

         (C) Cumulative Net Loss Ratio                                                              13.96%

         (D) Loss and Delinquency Trigger Indicator                                     Trigger Was Not Hit


         VIII. RECONCILIATION OF COLLECTION ACCOUNT
         ------------------------------------------

         (A) Collection Account Beginning Balance (I(H))                                     3,079,625.53
         (B) Servicing Fee Paid (II(H))                                                        129,368.21
         (C) Class A Interest Paid (II(M(vi)))                                                 155,531.52
         (D) Class B Interest Paid (II(N(vi)))                                                  41,328.15
         (E) Class C Interest Paid (II(O(vi)))                                                  26,319.93
         (F) Class A Principal Paid (II(M(ix)))                                              1,648,301.90
         (G) Class B Principal Paid (II(N(ix)))                                                418,231.20
         (H) Class C Principal Paid (II(O(ix)))                                                246,005.20
         (I) Reserve Account Deposit                                                            27,114.71
         (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                           387,424.72
         (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                               0.00
         (L) Releases to Seller                                                                      0.00

                                         AFG Receivables Trust 1997-A                    Exhibit 20 Page 5
                           Monthly Statement to Noteholders and Certificateholders
                                         Servicer: Key Bank USA, N.A.
                                    Sub Servicer: AutoFinance Group, Inc.
                                   Indenture Trustee: Bankers Trust Company
                                 Owner Trustee: Chase Manhattan Bank Delaware

Collection Period: March 1, 1999 through March 31, 1999
Distribution Date: 04/15/99
Month:         22

Statement for Class A, Class B and Class C Noteholders and Certificateholders              Per $1,000 of Outstanding
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                Class A/Class B/Class C
                                                                                           Certificate Amount
                                                                                           --------------------
(i)  Principal Distribution
          Class A Note  Amount                                                   1,648,301.90  56.0803646
          Class B Note  Amount                                                     418,231.20  56.0803647
          Class C Note  Amount                                                     246,005.20  56.0803646
          Certificates  Amount                                                     147,608.83  47.3307872


(ii)  Interest Distribution
          Class A Note  Amount                                                     155,531.52   5.2916667
          Class B Note  Amount                                                      41,328.15   5.5416663
          Class C Note  Amount                                                      26,319.93   6.0000004



(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)   41,894,666.38


(iv)  Class A Notes Balance (end of Collection Period)                          27,743,480.98
      Class A Pool Factor (end of Collection Period)                                0.3764227
      Class B Notes Balance (end of Collection Period)                           7,039,480.57
      Class B Pool Factor (end of Collection Period)                                0.3764227
      Class C Notes Balance (end of Collection Period)                           4,140,649.51
      Class C Pool Factor (end of Collection Period)                                0.3764227
      Certificates Balance (end of Collection Period)                            2,971,055.28



(v)  Basic Servicing Fee                                                           129,368.21   2.9166667


(vi)   Aggregate Net Losses                                                        175,313.65


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                 4,701,414.47
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                 4,701,414.47
        Draws on Reserve Account                                                         0.00
        Deposits to Reserve Account                                                414,539.43


(viii)  Class A Notes Interest Carryover Shortfall                                       0.00   0.0000000
         Class B Notes Interest Carryover Shortfall                                      0.00   0.0000000
         Class C Notes Interest Carryover Shortfall                                      0.00   0.0000000
         Class A Notes Principal Carryover Shortfall                                     0.00   0.0000000
         Class B Notes Principal Carryover Shortfall                                     0.00   0.0000000
         Class C Notes Principal Carryover Shortfall                                     0.00   0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                         0.00


(x)  Delinquent Contracts
                                                                             Number              Balance
                                                                      -----------------------------------------
           30-59 Days                                                                71        586,632.17
           60-89 Days                                                                 0              0.00
           90 Days or More                                                            0              0.00